gary b. wolff, p.c.                                805 Third Avenue
  Counselor At Law                                 Twenty First Floor
                                                   New York, New York 10022
                                                   Telephone: 212-644-6446
                                                   Facsimile: 212-644-6498
                                                   E-Mail: wolffpc@attglobal.net


                             Exhibit 5.1b and 23.2b




September 30, 2004



United States Securities
 and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re: Creative Solutions With Art, Inc. (hereinafter "CSA") Registration Statement on Form SB-2 (File No. 333-117495) Relating to 900,300 shares of CSA's Common Stock, par value $.001per share

Gentlemen:

I have been requested by CSA, a Nevada corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "Registration Statement") covering 900,300 shares which will be offered by the Selling Shareholder(s) of CSA.

In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and By-Laws of CSA, each as amended to date, copies of the records of corporate proceedings of CSA, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares referred to above (as well as all shares issued to date) are legally issued, fully paid and non-assessable.

This opinion opines upon Nevada law, including the statutory provisions as well as all applicable provisions of the Nevada constitution and reported decisions interpreting the laws.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the registration statement.

Very truly yours,

/s/ Gary B. Wolff
--------------------------
Gary B. Wolf